UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 9, 2015

GUARDIAN 8 HOLDINGS
 (Exact name of registrant as specified in its charter)

Nevada	333-150954	26-0674103
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7432 E. Tierra Buena Lane, Suite 102 Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 659-6007

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

On January 9, 2015, the Registrant’s independent accountant, L.L. Bradford & Company, LLC, resigned.  On the same date, the Registrant engaged Jonathon P. Reuben CPA, an Accountancy Corporation, as their independent accountants for the year ended December 31, 2014. The change in accountants was approved by the Registrant’s Executive Management, Audit Committee and Board of Directors. During the most recent two fiscal years and the portion of time preceding the decision to engage Jonathon P. Reuben CPA, an Accountancy Corporation, neither the Registrant nor anyone engaged on its behalf has consulted with Jonathon P. Reuben CPA, an Accountancy Corporation regarding (i) either the application of accounting principals to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event.

The audit report issued by L.L. Bradford & Company, LLC with respect to the Registrant’s financial statement for the fiscal year ended December 31, 2013 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that L.L. Bradford & Company, LLC’s report contained an explanatory paragraph regarding substantial doubt about the Registrant’s ability to continue as a going concern. From June of 2013 through the notice date, there were no disagreements between the Registrant and L.L. Bradford & Company, LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of L.L. Bradford & Company, LLC would have caused it to make a reference to the subject matter of the disagreement in connection with its audit report.

The change in accountants does not result from any dissatisfaction with the quality of professional services rendered by L.L. Bradford & Company, LLC, as the independent accountants of the Registrant.

Section 9 – Financial Statements and Exhibits

Item 9.01                      Exhibits

EXHIBITS

Exhibit Number	Description
16	Letter from L.L. Bradford & Company, dated January 15, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guardian 8 Holdings

By: /s/ C. Stephen Cochennet
      C. Stephen Cochennet, Chief Executive Officer

Date: January 15, 2015